Independent Bank Corp.
(Boston) INDB Q4 2007 Earnings Call Jan. 18, 2008

MANAGEMENT DISCUSSION SECTION
Operator: Hello and welcome to the Independent Bank Corporation Fourth Quarter 2007 Earnings
Conference Call. All participants will be in a listen-only mode. There will be an opportunity for you to ask questions at the end of today’s presentation. [Operator Instructions]. Please note, this conference is being recorded.
Now I would like to turn the conference over to, Denis Sheahan. Mr. Sheahan.
Denis K. Sheahan, Chief Financial Officer and Treasurer
Thank you Joe. Good morning everyone and thank you for joining us on the call. This morning’s agenda will include a brief review of our fourth quarter 2007 earnings and guidance for 2008. We have some comments from Chris Oddleifson, our Chief Executive Officer and we will end the call with a

Q&A period.

Before I review our fourth quarter 2007 performance, I will read the cautionary statements. This conference call may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Independent Bank Corp. Actual results may differ from those contemplated by these statements. Independent Bank Corp. wishes to caution listeners not to place undue reliance on any forward-looking statements and disclaims any intent to update publicly any forward-looking statements, whether in response to new information, future events or otherwise.

I’ll now review our fourth quarter 2007 performance. Independent Bank Corp. reported GAAP diluted earnings per share of $0.56 and $2.00 per share for the fourth quarter and year ended 2007, respectively, representing an increase of 4% and decrease of 8% respectively from the same periods in the prior year. There are no non-core items in the fourth quarter of 2007. There are a number of non-core items in the fourth quarter of 2006 and both full year periods as detailed in the earnings release. Excluding these one-time items, diluted earnings per share on an operating basis were $0.56 and $2.13 for the quarter and year ended December 31, 2007 decreases of 2% and 3%,

respectively, from the same periods in 2006.

Some key takeaways from the fourth quarter and full year 2007 performance continued a strong net interest margin. The net interest margin for the fourth quarter of 2007 was 3.94%. Loan growth was strong in the fourth quarter led by commercial lending. We shared with you on our third quarter conference call that the commercial loan pipeline was very strong and that proved to be true with the loan closings experienced in this fourth quarter. Growth was well diversified and occurred across all commercial categories, C&I lending, commercial real estate and commercial construction.

Among the factors contributing to our fourth quarter commercial loan growth were the efforts of both our existing lenders and new lenders hired in 2006, disruption at competitors, the successful deployment of our most recent New Markets Tax Credit program award, as well as disruption in the capital markets. Some of the growth achieved related to deals that typically went to conduit space.

Deposits were down 3% as compared to year-end 2006 levels in the prior year consistent with balance sheet funding needs. We remained focused on controlling the cost of deposits as an important component of maintaining a strong net interest margin. We borrowed in the fourth quarter to take advantage of an opportunity for a modest amount of favorably price structured funding as a component of managing our interest rate risk. Core non-interest income growth up
13% year-to-date remains a key highlight driven by growth in our wealth management revenue as well as a 1031 exchange business, which we purchased at the beginning of 2007. With the closing of the O’Connell acquisition in November, adding $200 million in assets under management by our

Investment Management Group now has a total of $1.3 billion in client assets under management.

Core non-interest expense increased 10% in the fourth quarter and 6% year-to-date driven by investment in growth initiatives such as additional commercial lenders, the addition of a 1031 exchange business, staff additions in our wealth management and mortgage businesses, and higher incentive compensation and commission program accruals. Non-performing assets were $8.3 million at December 31, ‘07 and represents just 30 basis points of total assets. Loan delinquency was 93 basis points at year-end 2007 as compared to 72 basis points at both September 30, ‘07 and December 31, ‘06. Net charge-off performance is higher than last year yet still very low at an annualized rate of 16 basis points. The company’s reserve for loan losses was 1.31% of loans at year-end 2007.

The provision for loan losses increased in the fourth quarter to $1.4 million bringing total provision for 2007 to $3.1 million consistent with the level of net charge-offs for the year and loan growth.
Our effective tax rate for the quarter fell to 20% due to the strong execution of our New Markets Tax

Credit program and the reversal of a tax reserve pursuant to a relevant Tax Court ruling. Our effective tax rate for the full year was approximately 24%.

And now earnings guidance for 2008. I will first discuss what we anticipate for Independent Bank
Corp and then separately provide our current estimate of the anticipated 2008 earnings impact from our pending acquisition of Slade’s Bank. I will end by providing you with our current combined

2008 earnings estimate. Independent Bank Corp., on a standalone basis, expects loan growth to continue during 2008. However, due to the general expectation of a slowing economic environment, we are moderating our growth expectation. We do however, anticipate that loan growth, particularly in the commercial lending area, to increase by about 5% for the year and to a lesser degree in home equity, will outstrip reductions in the other loan portfolios such as automobile lending, providing total net loan growth for the year of approximately 3%.

Deposit growth will be challenging in 2008, where we expect to grow deposits by about 2% while remaining very cautious of our cost of funds. We will supplement or replace deposit growth with wholesale funding if it proves to be more attractive.

Securities growth will not be a focus for us and we currently expect our securities portfolio to decrease in 2008. Non-interest income will continue to benefit from a focus on our investment management business and is expected to grow by about 12%. We anticipate that non-interest expense will also grow in 2008 by approximately 6%. From a credit perspective, we expect net charge-offs to grow, especially in the consumer portfolio, to a total of $3.7 million and the provision for loan losses will increase to $4.5 million for the year. Our tax rate is expected to be 26% and the net interest margin should be in a range of 3.9 to 4%.

We are currently considering the sale and leaseback of some of our bank owned real estate during

2008 and have retained a broker who recently began marketing our properties. We have not included any impacts from a sale-leaseback transaction in our earnings guidance. When we announced the Slade Bank acquisition, we anticipated the transaction would be $0.01 to $0.02 accretive in 2008 excluding one-time charges. We expect to close the Slade’s acquisition on March

1st, of 2008 and continue to anticipate that it will be $0.01 to $0.02 accretive in ‘08 excluding onetime charges. After taking the anticipated accretion from the Slade transaction into account,

Independent Bank Corp. currently estimates that 2008 diluted earnings per share will on an operating basis be in the range of $2.12 to $2.16. Chris?

Christopher Oddleifson, President and Chief Executive Officer

Thank you Denis and good morning everyone. I am pleased with our overall performance for the quarter and for the year and we’ve maintained a stable net interest margin. We have not had and do not anticipate significant credit issues. We’ve generated responsible loan growth especially during the fourth quarter. We’ve taken advantage of opportunities such as the O’Connell

Investment Services acquisition and the Compass Exchange Advisors acquisition at the very beginning of the year and a pending acquisition of Slade’s Bank. Earnings quality has improved evidenced by 58% of our company’s loan portfolio now in business and commercial lending.

Our securities portfolio is now only 18% of earning assets. Our fee revenue diversity in growth has improved. Our non-interest revenue is growing to 25% of total revenue and it’s been driven by improved wealth management revenue and our 1031 exchange business acquisition.

The consumer assets under management in the Investment Management Group as Denis mentioned,

are now about $1.3 billion, up significantly since last year. All of these positive results come from our focus on the essentials of our business we have been, as we discussed before we’ve been aggressive in refining and retooling our business models for the past three years and we are in great shape to leverage this platform. We push beyond the traditional community banking mold and not only do we have a terrific retail franchise, but we are working to make the most of growth opportunity in commercial banking and wealth management.

Our customers tell us that they are very loyal and satisfied and we are fortunate that the parts of
Massachusetts in which we operate have growth rates that outpace the slow rates and other prior to the state. Our results, I think are even more impressive when you consider the extremely challenging economic environment in which we are operating. I don’t think I have to remind everyone that we had a challenging yield curve with a lot of intense loan and deposit pricing competitions. Also, saying “housing market pressures” is probably an understatement. I think that the credit markets are in a bit of disarray. In this tough environment, of course, the easiest thing to do would be hunker it down and sit back and hopefully wait for the weather to improve, but that’s definitely not the path we chose. We decided to take a hard look at where our capital resources would be put to use, and we also resolved not to do anything stupid to produce nominal earnings as we work through these difficult times.

We’ve taken some specific action as part of a multifaceted game plan designed to seize on the growth opportunities, improve our balance sheet, and manage discretionary resources intelligently,

such as in reducing below hurdle assets on balance sheet: such as our securities, residential mortgage and auto. We are growing competitively advantage on loan businesses. We are growing fee income activities especially in wealth management, improving our funding mix, managing core expenses tightly, while also funding growth initiatives, adopting an opportunistic and very selective approach to acquisitions. As you know, we returned excess capital to our shareholders over the last couple of years. We are extending our existing businesses by way of key hires and very selected new branch locations. Most are completed and a number of technology driven improvements in efficiencies and effectiveness such as loan servicing consolidation, computer support outsourcing, technology organization streamlining, and a number of contract re-negotitations that work out favorably for us, and the improvement in our information infrastructure.

We’ve also in ‘07 completed our branding work in implementing our new tag line, “where each relationship matters”. And we are also investing in our employees in a variety of ways to expand our capacity to create value. One results of this, when you add this up is that we have consciously sacrificed short term earnings and this is not an easy thing to do. Our focus however, has been and continues to be to add long-term value by better positioning us to realize opportunities.

More specifically with respect to our acquisition activity in ‘07 the Compass Exchange Advisors and O’Connell Investment Services teams are fully on board and working out very, very well.

We’re extraordinarily excited about the pending Slade’s Bank acquisition and the Slade’s franchises are a hand-in-glove set. And really, it’s truly a great cultural compatibility between our organizations. Integration is proceeding very smoothly and on target for our March 1st closing and integration date. These acquisitions compliment our product offering, our geographical reach, and our earnings.

I like to spend a little more time than usual talking about credit, given that it is the topic that I think most everyone is focusing on. While our non-performing assets grew from $7.2 million at the end of ‘06 to $8.3 million in ‘07, a modest growth, a few points are worth noting. Our non-performing loans to gross loans stand at a modest 37 basis points. Our allowance for loan loss for total loans stands at about 131 basis points. Our loan loss coverage ratio is about 370%.

Over all delinquency ended 0.93% and we believe all these measures on a face of them are very strong.

While there may be some credit softening in the future, the

current status of our loan portfolio is good. We believe our commercial portfolios are in good shape while we’ve just had our first annual net charge-off at a positive in eight years. Our delinquency is down, I think it’s really worth noting that we have no delinquency in our construction portfolio and we have not had any construction defaults since 2004. Credit quality appears to be stable.

We’re also very comfortable with the asset quality of our indirect auto portfolio with an average
FICO of 703 based on a recent re-scoring of our entire portfolio. Our portfolio on average is strong and our losses in this portfolio have been tracking very well with our forecast over the last several years. We do recognize however, the growing stress in the consumer area from issues such as increased energy cost; and we’re going to continue to watch this portfolio very, very closely.

Our residential portfolio has an average FICO of 733 and a weighted average LTV at 54%. I will say that we have identified a number of adjusted weight mortgage loans that will reset in ‘08 and have done an analysis to identify ones that are now in a higher risk category. We will be monitoring them very carefully and handling them on a case-by-

case basis if repaying at higher rate becomes an issue. Regarding our home equity portfolio of both our line and loan portfolios, we have an average FICO of about 750 and our weighted average

CLTV of just over 50%. We are also monitoring these loans very, very carefully.

While our loan portfolio metrics are strong, overall economic indicators signal the potential for troubles ahead. Our nationwide and local unemployment rates are up, however local Massachusetts rates are actually down somewhat; bankruptcies are edging up and our core inflation seems to be holding steady because, as we know, giving the Fed some room to move as looking at the futures it’s anticipated to move. While we foresee some foreclosure activity in our portfolio, our overall mortgage foreclosures are now remarkably way up mostly by national originators of home loans.

Housing weakness has definitely accelerated during the last quarter. Home sales data suggest median quarterly sales price in Massachusetts or more specifically, our primary accounting has fallen nearly 10% from the peak in 2005. Our latest data shows that the Massachusetts economy is still growing, and we will be watching things very closely. In all of our loan portfolios there is always a possibility that conditions will change and that loans which are not an issue now suddenly become problematic. The best thing we can do is monitor each loan portfolio very, very carefully which is exactly what we are doing. These are uncertain times and we are proceeding cautiously. Clearly our goal is to grow income over time and we have certainly shown our ability to do this over the long run. Our modest expectation for ‘08 is a reflection of a current overall prudent approach. We are focusing on responsible growth, such as growing our investment management business and select key personnel, and generate more value opening branches in attractive markets and review our existing branches, while engaging in acquisitions as we can

That concludes my comment this morning, Denis.

Denis K. Sheahan, Chief Financial Officer and Treasurer

Thank you Chris. Operator that concludes the formal part of the presentation, we would now like to open the call for questions.

QUESTION AND ANSWER SECTION

Operator: Yes sir. [Operator Instructions]. Sir our first question is from Damon Delmonte with
KBW.

<Q – Damon Delmonte>: Hi good morning guys how are you?

<A>: Good morning Damon.

<Q – Damon Delmonte>: I was wondering if you could talk a little bit about your commercial construction portfolio. You know you had sustainable growth in that portfolio and I was just wondering if you could give a little color as to the sizes of projects that these loans are for and what kind of projects they are for, such as mixed use property, medical buildings, office, that kind of thing?

<A>: Sure. It’s actually pretty well diversified Damon. Our construction portfolio growth for us in the quarter was quite good because our it’s been down from ‘05 and ‘06 levels as construction projects mature. So we are happy to see this growth come in.

It’s somewhat associated with our New Markets Tax Credit program. You mentioned a medical building as one of the larger parts of the growth in the fourth quarter. A medical building was part of our New Markets Tax Credit program. Some of it is also residential development and office buildings. A good chunk of the growth in the fourth quarter was in the office building category.

Overall, if I was to give you a breakdown of the construction portfolio, the balance at December 31st was $133 million. Of that, about $88 million is in the residential construction category. The remainder is in office buildings, medical buildings, and that sort of thing.

<Q – Damon Delmonte>: Okay, great, thank you. And with respect to home equity;

Are all those loans in your market, meaning your area of footprint in Massachusetts, or do you have any non-New England exposure?

<A>: No, we do not.

<Q – Damon Delmonte>: Do you know what percentage of those loans that you have the primary loan?

<A>: The primary, meaning the first or the second?

<Q – Damon Delmonte>: Like the first?

<A>: Not offhand. We can get that for you, Damon.

<Q – Damon Delmonte>: Okay.

<A>: I don’t have that offhand.

<Q – Damon Delmonte>: And what’s the highest combined loan-to-value that you guys will write
? I know you said the average is like...?

<A>: The highest is 80% at this point.
<Q – Damon Delmonte>: It’s 80%, okay.

<A>: However, we have also re-scored and have done other degree of valued real estate through ABMs for the entire home equity portfolio. So, we do have loans in there that are in excess of 90%, or up to 90%. The ones that are in excess of 90%

are mostly due to housing depreciation and we watch them very carefully.

<Q – Damon Delmonte>: Okay and just one final question. This is more of a detailed question for you Denis. On the non-interest expense, what portion of the income statement, other non-interest expenses was $5.2 million this quarter? Is there anything in there that should be excluded for run rate going forward, just looking at the linked quarter?

<A>: Yes, we had a bit of an uptick in consulting expenses in the quarter that we wouldn’t expect to continue. We also had a $60,000 loss on the sale of one of our branch buildings. So, there was some modest expenses that won’t be continuing going forward. But Damon, as I mentioned in my comments, we expect overall expenses to grow by 6% in 2008. So, if you use that across the category, particularly salaries and benefits, you should be okay.

<Q – Damon Delmonte>: Great, thank you very much guys.
Operator: [Operator Instructions]. Sir, it appears there are no further questions at this time.

Denis K. Sheahan, Chief Financial Officer and Treasurer
Right.

Christopher Oddleifson, President and Chief Executive Officer
Right. Thank you very much.

Denis K. Sheahan, Chief Financial Officer and Treasurer
Thank you everybody for joining us on the call and we look forward to speaking to you when we finish our first quarter earnings. Thank you.

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